CREDIT SUISSE INTERNATIONAL

	One Cabot Square,	Telephone 020 7888 8888
	London E14 4QJ	www.credit-suisse.com

CREDIT SUISSE FIRST BOSTON INTERNATIONAL
	One Cabot Square,	Telephone 020 7888 8888
	London E14 4QJ	www.csfb.com

CREDIT SUISSE FIRST BOSTON INTERNATIONAL
	One Cabot Square,	Telephone 020 7888 8888
Facsimile Cover Sheet	London E14 4QJ	www.csfb.com

To:
Wells Fargo Bank, N.A., not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of HSI Asset Securitization Corporation Trust 2007-WF1

Attention:	Rakesh Parameshwar, CSIN Marketer
Date:	3 July 2007

Pages (including cover page):	7

Our Reference No: External ID: 53251189N / Risk ID: 447859327

Credit Suisse International has entered into a transaction with you as attached. Please find attached a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.

If you agree with the terms specified therein, please arrange for the Confirmation to be signed by your authorized signatories and return a signed copy to this office to the facsimile listed below.

For Interest Rate Products: Telephone Numbers: (212) 538-9370 Facsimile number: (917) 326-8603 Email: list.otc-inc-accept-ny@credit-suisse.com	For Equity Derivatives: Telephone numbers: (212) 538-4437 / (212) 538-8297 / (212) 325-5119 Facsimile number: (212) 325-8173
For Credit Derivatives: Telephone Numbers: (212) 538-9370 Facsimile number: (917) 326-8603 Email: list.otc-inc-accept-ny@credit-suisse.com

We are delighted to have entered into this transaction with you.

CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.

Copyright © 1992 by International Swap Dealers Association, Inc.

CREDIT SUISSE INTERNATIONAL

One Cabot Square,	Telephone 020 7888 8888
London E14 4QJ	www.credit-suisse.com

CREDIT SUISSE FIRST BOSTON INTERNATIONAL
One Cabot Square,	Telephone 020 7888 8888
London E14 4QJ	www.csfb.com

CREDIT SUISSE FIRST BOSTON INTERNATIONAL
One Cabot Square,	Telephone 020 7888 8888
London E14 4QJ	www.csfb.com

3 July 2007

Wells Fargo Bank, N.A., not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of HSI Asset Securitization Corporation Trust 2007-WF1

External ID: 53251189N

Dear Sir/Madam:

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSIN" means Credit Suisse International and “Counterparty” means Wells Fargo Bank, N.A., not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of HSI Asset Securitization Corporation Trust 2007-WF1.

1.
The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the 2000 ISDA Definitions.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 3 July 2007 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

Credit Suisse International and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal and financial advice as it deems necessary and not upon any view expressed by the other.

2	The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 614,905,613.00 subject to amortization as set out in the Additional Terms.

Trade Date:	22 June 2007

Registered Office as above
Registered with unlimited liability in England under No. 2500199
Authorized and regulated by The Financial Services Authority
VAT No: GB 447 0737 41
Copyright © 1992 by International Swap Dealers Association, Inc.

Effective Date:	25 July 2007

Termination Date:	25 March 2011

Floating Amounts

Floating Rate Payer:	CSIN

Floating Rate Payer
Period End Dates:	The 25th day of each month, commencing on 25 August 2007, and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer
Payment Dates:	One Business Day prior to each Floating Rate Payer Period End Date.

Floating Rate Payer
Initial Calculation Period:	From and including 25 July 2007 to but excluding the Floating Rate Payer Period End Date scheduled to occur on 25 August 2007.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 month

Spread: None

Floating Rate
Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer
Period End Dates:	The 25th day of each month, commencing on 25 August 2007, and ending on the Termination Date, inclusive, subject to No Adjustment.

Copyright © 1992 by International Swap Dealers Association, Inc.

Fixed Rate Payer
Payment Dates:	One Business Day prior to each Fixed Rate Payer Period End Date.

Fixed Rate Payer
Initial Calculation Period:	From and including 25 July 2007 to but excluding the Floating Rate Payer Period End Date scheduled to occur on 25 August 2007.

Fixed Rate:	5.45%

Fixed Rate
Day Count Fraction:	30/360

Business Days:	Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in (1) the city in which the Corporate Trust Office is located or (2) the State of New York are closed.

Calculation Agent:	CSIN

3.	Other Provisions:
In consideration of this Transaction and in consideration of the Transaction with CSIN Reference No. 53251185N, Counterparty shall pay an amount to CSIN as set out in the Confirmation for Reference No. 53251185N.

4.     Account Details:

Payments to CSIN:	The Bank of New York Fed Wire ABA: 021 000 018 CHIPS ABA: 001 Account Number: 890-0360-968

Payments to Counterparty:	Wells Fargo Bank, National Association ABA No.: 121 000 248 Account No: 3970771416 Acct Name: SAS Clearing Ref: FFC: 53164802 HASCO 2007-WF1 (swap)

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the “Agent”), has acted as agent for CSIN. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Copyright © 1992 by International Swap Dealers Association, Inc.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.

Copyright © 1992 by International Swap Dealers Association, Inc.

ADDITIONAL TERMS

Calculation Period up to but excluding the Period End Date occurring on:	Notional (USD):
25-August-2007	$614,905,613.00
25-September-2007	$603,046,393.00
25-October-2007	$589,229,372.00
25-November-2007	$573,496,266.00
25-December-2007	$555,917,838.00
25-January-2008	$536,579,500.00
25-February-2008	$515,609,051.00
25-March-2008	$493,237,164.00
25-April-2008	$470,051,900.00
25-May-2008	$447,944,914.00
25-June-2008	$426,879,848.00
25-July-2008	$406,807,485.00
25-August-2008	$387,680,940.00
25-September-2008	$369,453,171.00
25-October-2008	$352,028,857.00
25-November-2008	$335,388,628.00
25-December-2008	$319,431,036.00
25-January-2009	$303,744,282.00
25-February-2009	$287,393,955.00
25-March-2009	$263,202,411.00
25-April-2009	$241,330,539.00
25-May-2009	$221,610,195.00
25-June-2009	$203,972,305.00
25-July-2009	$188,637,532.00
25-August-2009	$178,679,273.00
25-September-2009	$169,255,403.00
25-October-2009	$160,210,460.00
25-November-2009	$151,617,340.00
25-December-2009	$143,509,661.00
25-January-2010	$135,858,439.00
25-February-2010	$128,633,035.00
25-March-2010	$121,808,919.00
25-April-2010	$115,370,832.00
25-May-2010	$109,334,125.00
25-June-2010	$103,641,384.00
25-July-2010	$98,252,711.00
25-August-2010	$93,151,473.00
25-September-2010	$88,321,970.00
25-October-2010	$83,749,377.00
25-November-2010	$79,419,688.00
25-December-2010	$75,319,683.00
25-January-2011	$71,436,874.00
25-February-2011	$67,759,471.00
25-March-2011	$64,276,335.00

Copyright © 1992 by International Swap Dealers Association, Inc.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours faithfully,

Credit Suisse International

By:_/s/Kamel Ouchikh______________
Name:
Title:

By:_/s/ Marisa Scauzillo_____________
Name: Marisa Scauzillo
Title: Authorized Signatory

Confirmed as of the date first written above:

Wells Fargo Bank, N.A., not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of HSI Asset Securitization Corporation Trust 2007-WF1

By:__/s/ Martin Reed________________
Name: Martin Reed
Title: Vice President

Our Reference No: External ID: 53251189N / Risk ID: 447859327

Copyright © 1992 by International Swap Dealers Association, Inc.

(Multicurrency—Cross Border)

ISDA®
International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of July 3, 2007

Credit Suisse International (“Party A”)	and
Wells Fargo Bank, N.A., not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of HSI Asset Securitization Corporation Trust 2007-WF1
(“Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:—

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1) promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii) Liability. If:—

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

Copyright © 1992 by International Swap Dealers Association, Inc.

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a) Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Copyright © 1992 by International Swap Dealers Association, Inc.

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

Copyright © 1992 by International Swap Dealers Association, Inc.

(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Copyright © 1992 by International Swap Dealers Association, Inc.

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

Copyright © 1992 by International Swap Dealers Association, Inc.

6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If:—

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

Copyright © 1992 by International Swap Dealers Association, Inc.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default:—

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

Copyright © 1992 by International Swap Dealers Association, Inc.

Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event:—

(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties:—

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

Copyright © 1992 by International Swap Dealers Association, Inc.

7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

Copyright © 1992 by International Swap Dealers Association, Inc.

9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall he entered into as soon as practicable and may he executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient’s answerback is received;

Copyright © 1992 by International Swap Dealers Association, Inc.

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

Copyright © 1992 by International Swap Dealers Association, Inc.

“Applicable Rate” means:—

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

Copyright © 1992 by International Swap Dealers Association, Inc.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

Copyright © 1992 by International Swap Dealers Association, Inc.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meanings specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency, of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

Copyright © 1992 by International Swap Dealers Association, Inc.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Credit Suisse International
Wells Fargo Bank, N.A., not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of HSI Asset Securitization Corporation Trust 2007-WF1

By:/s/ Kamel Ouchikh Name: Kamel Ouchikh Title: Authorized Signatory	By:/s/ Martin Reed Name: Martin Reed Title: Vice President

By: /s/ Marisa Scauzillo

Name: Marisa Scauzillo
Title: Authorized Signatory

SCHEDULE
to the
Master Agreement (Multicurrency-Cross Border)

dated as of July 3, 2007

between

Credit Suisse International	and
Wells Fargo Bank, N.A., not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of HSI Asset Securitization Corporation Trust 2007-WF1

_______________________________________ ("Party A")		_________________________________________ ("Party B")

Capitalized terms used herein and not otherwise defined shall have the meaning specified in that certain Pooling and Servicing Agreement, dated as of June 1, 2007 (the “PSA”) among HSI Asset Securitization Corporation, as depositor, Wells Fargo Bank, N.A., as originator, servicer, master servicer, securities administrator and custodian, Officetiger Global Real Estate Services Inc., as credit risk manager and Deutsche Bank National Trust Company, as trustee. For the avoidance of doubt, references herein to a particular “Section” of this Agreement are references to the corresponding sections of the Master Agreement.

Part 1
Termination Provisions

(a) "Specified Entity" means in relation to Party A for the purpose of:

Section 5(a)(v), Not Applicable
Section 5(a)(vi), Not Applicable
Section 5(a)(vii), Not Applicable
Section 5(b)(iv), Not Applicable

and in relation to Party B for the purpose of:

Section 5(a)(v), Not Applicable
Section 5(a)(vi), Not Applicable
Section 5(a)(vii), Not Applicable

Section 5(b)(iv), Not Applicable

(b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c) Certain Events of Default. Subject to Part 1(h) below, the following Events of Default will apply to the parties as specified below, and the definition of "Event of Default" in Section 14 is deemed to be modified accordingly:

Section 5(a)(i) (Failure to Pay or Deliver) will apply to Party A and Party B.
Section 5(a)(ii) (Breach of Agreement) will apply to Party A and will not apply to Party B; except that Section 5(a)(ii) will not apply to Party A with respect to Party A’s failure to comply with Part 5(b) herein.
Section 5(a)(iii) (Credit Support Default) will apply to Party A and will not apply to Party B, unless Party A has posted collateral under the Credit Support Annex, in which case Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.
Section 5(a)(iv) (Misrepresentation) will apply to Party A and will not apply to Party B.
Section 5(a)(v) (Default under Specified Transaction) will not apply to Party A or Party B.
Section 5(a)(vi) (Cross Default) will apply to Party A and will not apply to Party B. "Specified Indebtedness" shall have the meaning specified in Section 14 of this Agreement and "Threshold Amount" means 3% of shareholder's equity of the Relevant Entity.
Section 5(a)(vii) (Bankruptcy) will apply to Party A and Party B; provided that in respect of Party B, (i) clause (2) thereof shall not apply, (ii) clause (3) thereof shall not apply to any assignment, arrangement, or composition that is effected by or pursuant to the PSA, (iii) clause (4) thereof shall not apply to Party B to the extent that the relevant proceeding is instituted by a Relevant Entity in breach of Party A's agreement in Part 5(f) of this Schedule, (iv) the words "seeks or" shall be deleted from clause (6) thereof and any appointment that is effected by or pursuant to the PSA and/or any other document pertaining thereto (collectively with the PSA, the “Transaction Documents”) shall not constitute an Event of Default under such clause (6), (v) clause (7) thereof shall not apply, (vi) clause (8) thereof shall apply only to the extent not inconsistent with clauses (i) to (v) of this sentence and (vii) clause (9) thereof shall not apply.
Section 5(a)(viii) (Merger without Assumption) will apply to Party A and will not apply to Party B.

Notwithstanding anything to the contrary in Sections 5(a)(i) and 5(a)(iii) of this Agreement, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under any Credit Support Document shall not be an Event of Default under Section 5(a)(i) or Section 5(a)(iii) unless (A) a Moody’s Ratings Event has occurred and is continuing and at least 30 Local Business Days have elapsed since the last time such Moody’s Ratings Event first occurred and (B) such failure is not remedied on or before the third Local Business Day after notice of such Ratings Event is received by Party A.

(d) Termination Events. The following Termination Events will apply to the parties as specified below:

Section 5(b)(i) (Illegality) will apply to Party A and Party B.
Section 5(b)(ii) (Tax Event) will apply to Party A and Party B; provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted.
Section 5(b)(iii) (Tax Event Upon Merger) will apply to Party A and Party B; provided that in the event that Party A is the Affected Party in respect of an event described in Section 5(b)(iii), Party A shall not be entitled to designate an Early Termination Date pursuant to such Section 5(b)(iii).

Section 5(b)(iv) (Credit Event Upon Merger) will not apply to Party A or Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) of this Agreement will not apply to Party A or Party B.

(f) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	Loss will apply; subject to Part 5(y).

(ii)	The Second Method will apply.

(g) "Termination Currency" means United States Dollars.

(h) Additional Termination Events. The following Additional Termination Events will apply, in each case with respect to Party B as the sole Affected Party (unless otherwise provided below):

(i)	Each of the following shall constitute an Additional Termination Event with Party A as the sole Affected Party:

(a)
An S&P Collateralization Event has occurred and is continuing and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex.

(b)
A Moody's Collateralization Event has occurred and is continuing, and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex.

(c)
(1) An S&P Ratings Event has occurred and is continuing and at least 10 Local Business Days have elapsed since such S&P Ratings Event first occurred and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex or (2) an S&P Ratings Event has occurred and is continuing and at least 60 calendar days or more have elapsed since such S&P Ratings Event first occurred.

(d)
A Moody’s Ratings Event has occurred and is continuing and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and (i) at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation (on the basis that paragraphs (i) and (ii) of Part 5(y)(Calculations) apply) and which remains capable of becoming legally binding upon acceptance and (ii) 30 Local Business Days or more have elapsed since such Moody's Rating Event first occurred.

(ii)
An amendment and/or supplement to the PSA (or any other Transaction Document) is made without the prior written consent of Party A (such consent not to be unreasonably withheld), where such consent is required by such document, provided, however, that it shall not be Additional Termination Event where such amendment or supplement involves the appointment of any trustee or servicer pursuant to the terms of the PSA. (Any payments owed to Part A under section 6(e) of this Agreement as a result of such Additional Termination Event shall be made without regard to the effect of any such amendment, modification or supplement.)

(iii)
The delivery of any irrevocable notice of any termination (or the actual termination) of the Trust and/or the Trust Fund pursuant to Article XI of the PSA, provided, however, that notwithstanding Section 6(b)(iv) of this Agreement, either party may designate an Early Termination Date, which shall be the final Distribution Date, in respect of this Additional Termination Event.

(iv)	The reduction of the aggregate Class Certificate Balance of the rated Certificates to zero.

(v)	The exercise by the Master Servicer of its option to purchase the Mortgage Loans pursuant to Section [●] of the PSA.

(vi)
Upon the occurrence of a Swap Disclosure Event (as defined in Part 5(u) below) Party A has not, within 10 days after such Swap Disclosure Event, complied with any of the provisions set forth in Part 5(u)(iii) below. For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of an Additional Termination Event described in this Part 1(h)(iv).

Part 2
Tax Representations

(a) Payer Representations. For the purpose of Section 3(e) of this Agreement, neither Party A nor Party B will make any representations.

(b) Payee Representations. For the purpose of Section 3(f) of this Agreement, neither Party A nor Party B will make any representations.

Part 3
Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a) Tax forms, documents or certificates to be delivered are:— None

(b) Other documents to be delivered are:—

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B
Certified copy of the board of directors resolution (or equivalent authorizing documentation) which sets forth the authority of each signatory to this Agreement and each Credit Support Document (if any) signing on its behalf and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.

		Concurrently with the execution and delivery of this Agreement.	Yes
Party A and Party B
Incumbency certificate (or, if available the current authorized signature book or equivalent authorizing documentation) specifying the names, titles, authority and specimen signatures of the persons authorized to execute this Agreement which sets forth the specimen signatures of each signatory to this Agreement, each Confirmation and each Credit Support Document (if any) signing on its behalf.

		Concurrently with the execution and delivery of this Agreement unless previously delivered and still in full force and effect.	Yes

Party A and B	An opinion of counsel to such party as to the enforceability of this Agreement that is reasonably satisfactory in form and substance to the other party.	Concurrently with the execution and delivery of the Confirmation.	No
Party B	Such other information in connection with the Certificates or the PSA as Party A may reasonably request from time to time.	Promptly upon request.	Yes
Party B	A duly executed copy of the PSA.	Within thirty (30) days after the execution of this Agreement.	Yes
Party B	Copy of each report delivered under the PSA and/or any other Transaction Document.	Upon availability.	Yes
Party B	Copy of each notice given to the holders of the Certificates.	Upon availability.	Yes

Part 4
Miscellaneous

(a) Addresses for Notices. For the purposes of Section 12(a) of this Agreement:

Party A:

(1)	Address for notices or communications to Party A (other than by facsimile):-

Address:	One Cabot Square	Attention:	(1)	Head of Credit Risk Management;
	London E14 4QJ		(2)	Managing Director -
	England			Operations Department;
			(3)	Managing Director - Legal

Telex No.: 264521     Answerback:    CSI G

(For all purposes.)

(2) For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):-

Facsimile No.: 44 20 7888 2686
Attention: Managing Director - Legal Department

Telephone number for oral confirmation of receipt of facsimile in legible form: 44 20 7888 2028
Designated responsible employee for the purposes of Section 12(a)(iii): Senior Legal Secretary

Party B:

Address for notices or communications to Party B:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager - HASCO 2007-WF1
Tel: 410-884-2000
Fax: 410-715-2380

(For all purposes.)

(b) Process Agent. For the purposes of Section 13(c) of this Agreement:

Party A appoints as its Process Agent:

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010

Attention:	General Counsel Legal and Compliance Department

Party B appoints as its Process Agent: [Not applicable.]

(c) Offices. With respect to Party A, the provisions of Section 10(a) will apply to this Agreement.

(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.
Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A.

(f) Credit Support Document. Credit Support Document means:-

With respect to Party A: The 1994 ISDA Credit Support Annex to this Schedule, including Paragraph 13 thereof (the “Credit Support Annex”) and any guarantee that is provided to Party B pursuant to Part 5(b) below.

With respect to Party B: The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g) Credit Support Provider.

Credit Support Provider means in relation to Party A: Not applicable or, if a guarantee is provided to Party B pursuant to Part 5(b) below, the guarantor providing such guarantee.
Credit Support Provider means in relation to Party B: Not applicable.

(h) Governing Law. This Agreement and, to the fullest extent permitted by applicable law, all matters arising out of or relating in any way to this Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402).

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to each Transaction hereunder.

(j) "Affiliate." "Affiliate" shall have the meaning specified in Section 14 of this Agreement, provided, however, that Party A and Party B shall be deemed to have no Affiliates for purposes of Section 3(c) of this Agreement.

 Part 5
Other Provisions

(a) Definitions.

Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them (or incorporated by reference) in the PSA. In the event of any inconsistency between the terms of this Agreement and the terms of the PSA, this Agreement will govern.

(b) Downgrade Provisions.

(1)	It shall be a collateralization event (Collateralization Event) if:
(A) with respect to each Relevant Entity, so long as Moody's Investors Service, Inc. (Moody's) is currently rating the Certificates and either (i) such Relevant Entity has both a long-term and short-term rating by Moody's and (x) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Relevant Entity are rated "A3" or below by Moody's or (y) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Relevant Entity are rated "P-2" or below by Moody's, or (ii) such Relevant Entity does not have a short-term rating from Moody’s and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Relevant Entity are rated "A2" or below by Moody's (such event, a Moody's Collateralization Event), or
(B) with respect to each Relevant Entity, if such entity is a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company (any such entity, a Financial Institution), so long as Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. (S&P) is currently rating the Certificates and either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Relevant Entity are rated "A-2" by S&P or (ii) if such Relevant Entity does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated "A" or below by S&P (such event, an S&P Collateralization Event).
Relevant Entity means (a) Party A, (b) any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement or (c) in respect of any determination relating to a Collateralization Event or Ratings Event in respect of S&P, any rated bank, broker/dealer or insurance company that is the parent of Party A if S&P determines that Party A is core or strategically important to such parent entity.
(2)
Party A may, at its sole expense, at any time at which a Collateralization Event has occurred and is continuing, (i) furnish an Eligible Guarantee (as defined below) of Party A's obligations under this Agreement from a guarantor that satisfies the Hedge Counterparty Ratings Requirement (as defined herein), (ii) effect a Permitted Transfer.

Eligible Guarantee means an unconditional and irrevocable guarantee of all present and future obligations of Party A under this Agreement (or, solely for purposes of the definition of Eligible Replacement, all present and future obligations of such Eligible Replacement under this Agreement or its replacement, as applicable) that is provided by a guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to each Rating Agency other than Moody’s, and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to deduction or withholding for Tax and such opinion has been delivered to Moody's, (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to deduction or withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any tax) will equal the full amount Party B would have received had no such deduction or withholding been required or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

An entity shall satisfy the Hedge Counterparty Ratings Requirement if (a) either (i) if the entity is a Financial Institution, the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the entity are rated at least "A-2" by S&P or, if the entity does not have a short-term unsecured and unsubordinated debt rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the entity are rated at least "BBB+" by S&P, or (ii) if such entity is not a Financial Institution, a short-term unsecured and unsubordinated debt rating of “A-1” from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of “A+” from S&P; and (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such entity are rated at least "A3" by Moody’s and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such entity are rated at least "P-2" by Moody’s (if such entity has both a long-term and short-term rating from Moody's) or (ii) if such entity does not have a short-term debt rating from Moody’s, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such entity are rated at least "A3" by Moody’s. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the entity (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the entity.

Rating Agency shall mean each of S&P and Moody's.

Rating Agency Condition means, with respect to any particular proposed act or omission to act hereunder and each Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Rating Agencies and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates.

Eligible Replacement means an entity (A) that lawfully could perform the obligations owing to Party B under this Agreement (or its replacement as applicable) and (B)(i) satisfying the Hedge Counterparty Ratings Requirement or (ii) whose present and future obligations owing to Party B are guaranteed pursuant to a guarantee provided by a guarantor satisfying the Hedge Counterparty Ratings Requirements.

Replacement Transaction means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (A) has terms which would be effective to transfer to a transferee all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement and all relevant Transactions, which terms are identical to the terms of this Agreement, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details, save for the exclusion of provisions relating to Transactions that are not Terminated Transactions, or (B) (x) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, and (y) has terms which are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by Party B.

(3)
It shall be a Ratings Event if at any time after the date hereof (A) so long as S&P is currently rating the Certificates and either (i) if the Relevant Entity is a Financial Institution, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of each Relevant Entity are rated "BBB" or below by S&P or, the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of each Relevant Entity are rated “A-3” or below by S&P (ii) if the Relevant Entity is not a Financial Institution, the unsecured and unsubordinated short-term debt obligations of each Relevant Entity are rated “A-2” or below from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, the long-term unsecured and unsubordinated debt obligations are rated “A” or below by S&P or (iii) if at any time after the date hereof S&P withdraws all of each Relevant Entity’s ratings and no longer rates any Relevant Entity (such event, an S&P Ratings Event), or (B) so long as Moody's is currently rating the Certificates and either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of each Relevant Entity are unrated or rated "Baa1" or below by Moody’s (or such rating is withdrawn) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of each Relevant Entity are unrated or rated "P-3" or below by Moody's (or such rating is withdrawn) (such event, a Moody's Ratings Event).

(4)
Following either a Moody’s Rating Event or an S&P Ratings Event, Party A, at its sole expense, shall use commercially reasonable efforts to, as soon as reasonably practicable, (A) furnish an Eligible Guarantee of Party A's obligations under this Agreement from a guarantor that satisfies the definition of Hedge Counterparty Ratings Requirement or (B) effect a Permitted Transfer.

(c) Section 3(a) of this Agreement is hereby amended to include the following additional representations after paragraph 3(a)(v):

(vi) Eligible Contract Participant. It is an "eligible contract participant" as such term is defined in Section 35.1 (b) (2) of the regulations (17 C.F.R. 35) promulgated under and as defined in section 1a(12) of the U.S. Commodity Exchange Act, as amended.

(vii) Individual Negotiation. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

(viii) Relationship between Party A and Party B. Other than as provided in Part 5(f), each of Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction or an amendment thereof that (absent a written agreement between Party A and Party B that expressly imposes affirmative obligations to the contrary for that Transaction):

(1) Capacity. Party A represents to Party B on the date on which Party A enters into each Transaction that it is entering into the Agreement and the Transaction as principal and not as agent of any person. Party B represents to Party A on the date on which Party B enters into each Transaction it is entering into the Agreement and the Transaction in its capacity as Supplemental Interest Trust Trustee.

(2) Non-Reliance. Party A is acting for its own account and with respect to Party B, Party B is executing this Agreement as trustee on behalf of the Supplemental Interest Trust. Each party has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(3) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder.

(4) Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(ix) Party B.

Party B represents that it: (A) does not constitute part of and is not using as a source of funds for any Transaction any assets of (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA, (ii) a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Tax Code”), subject to Section 4975 of the Tax Code, or (iii) a “governmental plan” or a “church plan” as defined in Sections 3(32) and 3(33) of ERISA, respectively, subject to federal, state, local or other laws substantially similar to Title I of ERISA or Section 4975 of the Tax Code (“Similar Laws”) (any such “employee benefit plan” or “plan,” a “Plan”); (B) is not, as to this Agreement and any Credit Support Document (as applicable), a “fiduciary” to a Plan within the meaning of Section 3(21) of ERISA, Section 4975(d)(3) of the Tax Code or similar provisions under Similar Laws; (C) is not handling, managing or controlling “plan assets” within the meaning of 29 C.F.R. 2510.3-101 (or similar provisions under Similar Laws) with respect to any Transaction; and (D) is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act of 1940, as amended.

Party B is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization/formation. In connection with a bankruptcy/insolvency of Party B, Party B may only seek such relief under the federal laws of the United States of America.

(d) Section 4 is hereby amended by adding the following new agreement:

Actions Affecting Representations. Party B agrees not to take any action during the term of this Agreement or any Transaction hereunder that renders or could render any of the representations and warranties in this Agreement untrue, incorrect, or incomplete, and, if any event or condition occurs that renders or could render any such representation untrue, incorrect, or incomplete, Party B will immediately give written notice thereof to Party A.

(e) Transfer.

(i) Section 7 is hereby amended to read in its entirety as follows:

“Neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P; provided, however, that (i) Party A may make a Permitted Transfer of this Agreement (a) pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, (b) pursuant to Section 6(b)(ii), in which case, notwithstanding anything in Section 6(b)(ii) to the contrary, consent of Party B will not be required, (c) at any time at which a Collateralization Event has occurred and is continuing, or (d) to any Person that is an office or branch of Party A on at least ten Business Days’ prior written notice to Party B, and (ii) Party B may transfer its rights and obligations hereunder in any collateral assignment or other transfer described in the definition of Permitted Security Interest. Any purported transfer that is not in compliance with this Section will be void.

In addition, Party A may transfer this Agreement without the prior written consent of the Trustee on behalf of Party B but with prior written notice to S&P and the Trustee, to an Affiliate of Party A in respect of which the short-term debt obligations are rated “ P-1” by Moody’s and “A-1” by S&P and the long-term debt obligations are rated “Aa3” by Moody’s and “A+” by S&P, provided that such transfer complies with the conditions set out in paragraphs (A) to (G) in the definition of Permitted Transfer below.

Permitted Transfer means a transfer by novation by Party A to a transferee (the "Transferee") of Party A's rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (A) the Transferee is an Eligible Replacement; (B) Party A and the Transferee are both "dealers in notional principal contracts" within the meaning of Treasury regulations section 1.1001-4; (C) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax; (D) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (E) the Transferee contracts with Party B pursuant to a written instrument (the "Transfer Agreement") (a) (i) on terms which are effective to transfer to the Transferee all, but not less than all, of Party A's rights, liabilities, duties and obligations under the Agreement and all relevant Transactions, which terms are identical to the terms of this Agreement, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a) are not modified) and any other representations regarding the status of the substitute counterparty, notice information and account details, and (ii) each Rating Agency has been given prior written notice of such transfer, or (b) (i) on terms that (x) have the effect of preserving for Party B the economic equivalent of all payment and delivery obligations (whether absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement immediately before such transfer and (y) are, in all material respects, no less beneficial for Party B than the terms of this Agreement immediately before such transfer, as determined by Party B, and (ii) Moody's has been given prior written notice of such transfer and the Rating Agency Condition has been satisfied with respect to S&P; (F) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); and (G) such transfer otherwise complies with the terms of the PSA. Party A will provide notice to Party B in the event of a Transfer pursuant to Section 6(b)(ii). Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any transfer under this Section 7.”

(f) Trustee Capacity. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Supplemental Interest Trust Trustee (the “Trustee”) not individually or personally but solely as trustee of the Supplemental Interest Trust created pursuant to the PSA (the “Trust”), in the exercise of the powers and authority conferred and vested in it under the PSA, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Trustee but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents as to all of which recourse shall be had solely to the assets of the Trust in accordance with the terms of the PSA. Notwithstanding the foregoing (or anything to the contrary in this Agreement), the Trustee shall be liable for its own fraud, negligence, willful misconduct and/or bad faith.

(g) Proceedings. Party A shall not institute against, or cause any other person to institute against, or join any other person in instituting against Party B or the Trust created pursuant to the PSA any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day, or if longer the applicable preference period then in effect, following payment in full of the Certificates. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or the Trust, as applicable or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, (ii) from commencing against Party B any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding, or (iii) from taking any action (not otherwise mentioned in this paragraph) which will prevent an impairment of any right afforded to it under the PSA as a third party beneficiary. This provision shall survive termination of this Agreement.

(h) Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:-

"to another account in the same legal and tax jurisdiction as the original account"

(i) Pooling and Servicing Agreement. Party B will provide at least ten days' prior written notice to Party A of any proposed amendment or modification to the PSA and Party B will obtain the prior written consent of Party A (such consent not to be unreasonably withheld) to any such amendment or modification where such consent is required under the terms of the PSA.

(j) No Set-off. Except as expressly provided for in Section 2(c), Section 6 hereof, Part 5(y)(vi) below or paragraphs 8(a) or 8(b) of the Credit Support Annex, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.".

(k) Notice of Certain Events or Circumstances. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 5(k) shall not constitute an Event of Default or a Termination Event.

(l) Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the counterparty; (iv) the terms of the Certificates; (v) other than as provided in the Disclosure Agreement, the preparation of or passing on the disclosure and other information contained in the Prospectus Supplement for the Certificates, the PSA, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates (other than information provided in writing by Party A for purposes of the Prospectus Supplement relating to the Certificates); (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B’s existence.

(m) Rating Agency Approval on Amendment. In addition to the requirements of Section 9, this Agreement will not be amended unless Party B shall have obtained satisfaction of the Rating Agency Condition with respect to each Rating Agency other than Moody’s.

(n) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-": and (ii) deleting the final paragraph thereof.

(o) Limited Recourse. The liability of Party B in relation to this Agreement and any Confirmation hereunder is limited in recourse to assets in the Trust and payments of interest proceeds and principal proceeds thereon applied in accordance with the terms of the PSA. Upon application of all of the assets in the Trust (and proceeds thereon) in accordance with the PSA, Party A shall not be entitled to take any further steps against Party B to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished. It is understood that the foregoing provisions shall not (i) prevent recourse to the Trust for the sums due or to become due under any security, instrument or agreement which is part of the Trust (subject to the priority of payments set forth in the PSA) or (ii) constitute a waiver, release or discharge of any obligation of Party B arising under this Agreement until the Trust has been realized and the proceeds applied in accordance with the PSA. Notwithstanding the foregoing (or anything to the contrary in this Agreement), Party B shall be liable for its own fraud, negligence, wilful misconduct and/or bad faith.

(p) Reserved.

(q) Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party certifies (i) that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(r) Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential transaction and (ii) if applicable, agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

(s) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

(t) Escrow Payments. If (whether by reason of the time difference between the cities in which payments or deliveries are to be made or otherwise) it is not possible for simultaneous payments or deliveries to be made on any date on which both parties are required to make payments or deliveries hereunder, either party may at its option and in its sole discretion notify the other party (Section 2(b) of this Agreement notwithstanding) that payments or deliveries on that date are to be made in escrow (such party being the "Appointing Party"). In this case, deposit of the payment or delivery due earlier on that date will be made by 2.00 pm (local time at the place for the earlier payment or delivery) on that date with an escrow agent selected by the Appointing Party, accompanied by irrevocable payment or delivery instructions (i) to release the deposited payment or delivery to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment or delivery from the other party on the same date accompanied by irrevocable payment or delivery instructions to the same effect, or (ii) if the required deposit of the corresponding payment or delivery is not made on that same date, to return the payment or delivery deposited to the party that paid or delivered it into escrow. The Appointing Party will pay all costs of the escrow arrangements. The Appointing Party will bear the risk of any failure of the entity it nominates to be its escrow agent to fully and promptly perform the obligations of such escrow agent as contemplated in this Part 5(t) Any amounts payable or deliveries to be made under this Agreement by the Appointing Party which are not received by the other party hereto on the due date will remain due and payable or to be made by the Appointing Party as of such date (assuming timely payment or delivery on the due date of amounts payable or deliveries to be made by the other party hereto). Any amounts or deliveries due from the other party, which have been paid or delivered to the escrow agent in accordance with this Part 5(t) (and any instructions in connection therewith given to the other party by the Appointing Party) shall be treated as having been paid or delivered by such other party and received by the Appointing Party as of the date on which they were paid or delivered to the Appointing Party's escrow agent. The Appointing Party shall cause the escrow arrangements to provide that the other party shall be entitled to interest on any payment due to be deposited first for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by to the other party 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient's failure to make the escrow deposit it is required to make under this paragraph in a timely fashion.

(u) Compliance with Regulation AB.

(i) Party A agrees and acknowledges that the Sponsor (as defined in the PSA) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain information regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of the Transactions under this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii) It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day during the term of the Transactions hereunder, the Sponsor requests (in writing) from Party A the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by the Sponsor, in good faith, that such information is required under Regulation AB as a result of the aggregate "significance percentage" exceeding 10%) (the “Swap Financial Disclosure”).

(iii) Upon the occurrence of a Swap Disclosure Event, Party A, at its own expense, shall (a) provide to the Sponsor the Swap Financial Disclosure, (b) secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Rating Agencies, provided, that satisfaction of the Rating Agency Condition in relation to S&P shall be required for any transfer of any Transactions under this clause (iii) unless such transfer is in connection with the assignment and assumption of this Agreement by such substitute counterparty without modification of its terms, other than the following terms: party name, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Section (c) of this Part 5 and notice information (in which case, Party A shall provide written notice to S&P with respect thereto), which entity (or a guarantor therefor) meets or exceeds the Hedge Counterparty Ratings Requirement and which entity is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB or (c) obtain a guaranty of Party A’s obligations under this Agreement from an affiliate of Party A that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable with respect to the Counterparty, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(v)  Third Party Beneficiary.

The Sponsor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Sponsor's rights explicitly specified herein.

(w) Credit Support Default. Section 5(a)(iii)(1) of this Agreement is hereby deleted and replaced with the following:

"(1) The occurrence of an Event of Default under any Credit Support Document if such Event of Default is continuing after any applicable grace period has elapsed;"

(x)  Tax. Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

(y)
Calculations. Notwithstanding anything to the contrary in this Agreement, if an Early Termination Date has been designated as a result of an Event of Default in respect of which Party A is (A) the sole Affected Party (other than pursuant to an Illegality or Tax Event) or (B) the Defaulting Party in respect of any Event of Default, Market Quotation and paragraphs (i) to (vii) below will apply:

(i)The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

““Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer (which may be solicited by either Party A or Party B) which is:

(1) made by an Eligible Replacement;

(2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction;

(3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.”

(ii)In determining whether or not a Firm Offer satisfies clause (B)(y) of the definition of Replacement Transaction, and whether or not a proposed transfer satisfies clause (E)(b)(i)(y) of the definition of Permitted Transfer, Party B shall act in a commercially reasonable manner.

(iii)The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

““Settlement Amount” means, with respect to any Early Termination Date:

(1) if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(2) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

(3) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(iv)At any time on or before the Early Termination Date at which two or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).

(v)If Party B requests Party A in writing to obtain Market Quotations, Party A shall use reasonable efforts to do so before the Early Termination Date.

(vi)If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

““Second Method and Market Quotation.” If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted against any amount payable by Party B under (1).”

(vii)For purposes of this Part 5(y),

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

(z)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by Party B, and no transfer of any rights or obligations under this Agreement shall be made (other than a transfer of all of Party A’s rights and obligations with respect to this Agreement in accordance with Part 5(e) above) unless each Rating Agency has been given prior written notice of such amendment, designation or transfer.

(aa) Applicable Rating Agency. Rating triggers and other Rating Agency-related provisions herein apply only for so long as that particular Rating Agency is rating the securities to which this Transaction applies.

(bb)
Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by any party that has entered into a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

(cc) Safe Harbors. Each party to this Agreement acknowledges that:

(i) This Agreement, including any Credit Support Document, is a “master netting agreement” as defined in the U.S. Bankruptcy Code (the “Code”), and this Agreement, including any Credit Support Document, and each Transaction hereunder is of a type set forth in Section 561(a)(1)-(5) of the Code;

(ii) Party A is a “master netting agreement participant” and a “swap participant” as defined in the Code;

(iii) The remedies provided herein, and in any Credit Support Document, are the remedies referred to in Section 561(a), Sections 362(b)(6), (7), (17) and (27), and Section 362(o) of the Code;

(iv) All transfers of cash, securities or other property under or in connection with this Agreement, any Credit Support Document or any Transaction hereunder are “margin payments,” “settlement payments” and/or “transfers” under Sections 546(e), (f), (g) or (j), and under Section 548(d)(2) of the Code; and

(v) Each obligation under this Agreement, any Credit Support Document or any Transaction hereunder is an obligation to make a “margin payment,” “settlement payment” and/or “payment” within the meaning of Sections 362, 560 and 561 of the Code.

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IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date so specified on the first page hereof.

Credit Suisse International
Wells Fargo Bank, N.A., not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of HSI Asset Securitization Corporation Trust 2007-WF1

By:/s/ Kamel Ouchikh Name: Kamel Ouchikh Title: Authorized Signatory	By:/s/ Martin Reed Name: Martin Reed Title: Vice President
By:/s/ Marisa Scauzillo Name: Marisa Scauzillo Title: Authorized Signatory

(Bilateral Form) (ISDA Agreements Subject to New York Law Only)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the Master Agreement dated as of July 3, 2007 between

Credit Suisse International	and
Wells Fargo Bank, N.A., not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of HSI Asset Securitization Corporation Trust 2007-WF1

(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.
Accordingly, the parties agree as follows:
Interpretation
Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.
Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.
Security Interest
Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Credit Support Obligations
Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:
the Credit Support Amount
exceeds

the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.
Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:
the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Credit Support Amount.
“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.
Conditions Precedent, Transfer Timing, Calculations and Substitutions
Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:
no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and
no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.
Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).
Substitutions.

Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and
subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided, however, that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.
Dispute Resolution
If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:
In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.
Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.
Holding and Using Posted Collateral
Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.
Eligibility to Hold Posted Collateral; Custodians.
General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.
Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.
Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:
sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and
register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.
For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

Distributions and Interest Amount.
Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).
Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.
Events of Default
For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:
that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or
that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.
Certain Rights and Remedies
Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:
all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;
any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;
the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and
the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.
Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.
Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;
the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;
the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and
to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).
Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.
Representations
Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;
it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2, upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and
the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.
Expenses
General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.
Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).
Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.
Miscellaneous
Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.
Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).
Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.
Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.
Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Definitions
As used in this Annex:
“Cash” means the lawful currency of the United States of America. “Credit Support Amount” has the meaning specified in Paragraph 3. “Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13. “Delivery Amount” has the meaning specified in Paragraph 3(a). “Disputing Party” has the meaning specified in Paragraph 5.
“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.
“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.
“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided, however, that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).
“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:
(x) the amount of that Cash on that day; multiplied by

(y) the Interest Rate in effect for that day; divided by

(z) 360.

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.
“Interest Rate” means the rate specified in Paragraph 13.
“Local Business Day” unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.
“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Notification Time” has the meaning specified in Paragraph 13.
“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.
“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).
“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.
“Posted Credit Support” means Posted Collateral and Other Posted Support.
“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.
“Resolution Time” has the meaning specified in Paragraph 13.
“Return Amount” has the meaning specified in Paragraph 3(b).
“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.
“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.
“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).
“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).
“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:
(i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

“Valuation Agent” has the meaning specified in Paragraph 13.
“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.
“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation time” has the meaning specified in Paragraph 13.
“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:
(i) Eligible Collateral or Posted Collateral that is:

(A) Cash, the Amount thereof, and

(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

Elections and Variables
to the ISDA Credit Support Annex
dated as of July 3, 2007
between

Credit Suisse International	and
Wells Fargo Bank, N.A., not in its individual capacity but
solely as Supplemental Interest Trust Trustee on behalf of
the Supplemental Interest Trust created under the Pooling
and Servicing Agreement in respect of HSI Asset
Securitization Corporation Trust 2007-WF1

_______________________________________ ("Party A")		_________________________________________ ("Party B")

Paragraph 13.

(a)    Security Interest for "Obligations".

The term "Obligations" as used in this Annex includes the following additional obligations:

With respect to Party A: None.

With respect to Party B: None.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)   “Delivery Amount” has the meaning specified in Paragraph 3(a), except that:

(I)
the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced with the words “not later than the close of business on each Valuation Date”;

(II)
the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” shall be deleted in its entirety and replaced with the following:

“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of:

(1)    the amount by which (a) the Moody’s Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party; and

(2)    the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party”; and

(III)
if, on any Valuation Date, the Delivery Amount equals or exceeds the Pledgor’s Minimum Transfer Amount, the Pledgor will transfer to the Secured Party sufficient Eligible Credit Support to ensure that, immediately following such transfer, the Delivery Amount shall be zero.

(B)    “Return Amount” has the meaning specified in Paragraph 3(b), except that:

(I)	the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” shall be deleted in its entirety and replaced with the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of:

(1)           the amount by which (a) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Credit Support Amount for such Valuation Date; and

(2)           the amount by which (a) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date”; and

(II)           in no event shall the Secured Party be required to transfer any Posted Credit Support under Paragraph 3(b) if, immediately following such transfer, the Delivery Amount would be greater than zero.

(C) Paragraph 4(b) is hereby amended by the insertion of the words "(i) in respect of a Transfer pursuant to Paragraph 3(b)," immediately prior to the words "if a demand for" and the insertion of the words "; and (ii) in respect of a Transfer pursuant to Paragraph 3(a), the relevant Transfer will be made not later than the close of business on the Local Business Day following the Valuation Date" immediately prior to the period.

(D)           The term “Credit Support Amount” shall not apply.

(E)           Moody’s Credit Support Amount means, for any Valuation Date:

(i)
if the Moody’s Threshold for such Valuation Date is zero and either (a) a Moody's Rating Event is not continuing or (b) a Moody’s Rating Event is continuing but less than 30 Local Business Days have elapsed since such Moody's Rating Event first occurred, an amount in USD equal to the greater of (1) the sum of (a) the Secured Party’s Exposure and (b) the aggregate of First Trigger Collateral Amounts (as defined below) for all Transactions hereunder and (2) zero;

(ii)
so long as a Moody's Ratings Event has occurred and is continuing and 30 or more Local Business Days have elapsed since such Moody's Rating Event first occurred, an amount in USD equal to the greatest of (1) the sum of (a) the Secured Party’s Exposure and (b) the aggregate of Second Trigger Collateral Amounts (as defined below) for all Transactions hereunder, (2) an aggregate amount equal to the sum of the Floating Amount payable by Party A pursuant to each Transaction hereunder in respect of the first Floating Rate Payer Payment Date scheduled to occur on or after such Valuation Date and (3) zero; or

(iii)	if the Moody’s Threshold for such Valuation Date is infinity, zero.

(F)           S&P Credit Support Amount means, for any Valuation Date:

(i)
if the S&P Threshold for such Valuation Date is zero and either (i) an S&P Ratings Event is not continuing or (ii) an S&P Ratings Event is continuing but such S&P Ratings Event was not continuing when this Annex was executed and less than 10 Local Business Days have elapsed since such S&P Ratings Event first occurred, an amount equal to the Secured Party’s Exposure;

(ii)
if the S&P Threshold for such Valuation Date is zero and either (i) an S&P Ratings Event has occurred and is continuing and (ii) either such S&P Ratings Event was continuing when this Annex was executed or 10 or more Local Business Days have elapsed since such S&P Ratings Event first occurred, an amount equal to 125% of the Secured Party’s Exposure; or

(iii)	if the S&P Threshold is infinity, zero.

(G)           Reserved.

(H)           Certain definitions:

First Trigger Collateral Amount means, in respect of each Transaction hereunder on any date, an amount in USD equal to the Notional Amount of such Transaction on such date multiplied by the Applicable Percentage set forth in the table in Exhibit A hereto.

Moody’s Value means, on any date and with respect to any Eligible Collateral, the bid price obtained by the Valuation Agent, the multiplied by the applicable Moody’s Valuation Percentage.

S&P Value means, on any date and with respect to any Eligible Collateral, the bid price obtained by the Valuation Agent, or in the case of Cash the amount thereof, multiplied by the applicable S&P Valuation Percentage.

Second Trigger Collateral Amount means, in respect of each Transaction hereunder on any date, an amount in USD equal to the Notional Amount of such Transaction on such date multiplied by the Applicable Percentage set forth in the applicable table in Exhibit B hereto.

(ii)	Eligible Collateral. On any date, the following items will qualify as "Eligible Collateral" for Party A (all Eligible Collateral to be denominated in USD):

(A) Valuation Percentage S&P

Instrument	S&P Collateralization Event	S&P Ratings Event

(i) Cash	100%	80%

(ii) Coupon-bearing negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date of less than 5 years	98.0%	78.4%

(iii) Coupon-bearing negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 5 years but less than or equal to 10 years	92.6%	74.1%

S&P Valuation Percentage means, with respect to a Valuation Date and each instrument in the above table (i) so long as the S&P Threshold for such Valuation Date is zero and either (A) an S&P Ratings Event is not continuing or (B) an S&P Ratings Event is continuing but less than 10 Local Business Days have elapsed since such S&P Ratings Event first occurred, the corresponding percentage for such instrument in the column headed "S&P Collateralization Event" or (ii) so long as the S&P Threshold for such Valuation Date is zero (A) an S&P Ratings Event has occurred and is continuing and (B) at least 10 Local Business Days have elapsed since such S&P Ratings Event first occurred, the corresponding percentage in the column headed "S&P Ratings Event."

(B) Valuation Percentage Moody's

Moody's Collateralization Event			Moody's Ratings Event
INTRUMENT	Daily	Weekly	Daily	Weekly
U.S. Dollar Cash	100%	100%	100%	100%
Fixed-Rate Negotiable treasury Debt Issued by the U.S. Treasury Department with Remaining Maturity
<1 Year	100%	100%	100%	100%
1 to 2 years	100%	100%	99%	99%
2 to 3 years	100%	100%	98%	98%
3 to 5 years	100%	100%	97%	97%
5 to 7 years	100%	100%	96%	95%
7 to 10 years	100%	100%	94%	94%
10 to 20 years	100%	100%	90%	89%
More than 20 years	100%	100%	88%	87%
Floating-Rate Negotiable treasury Debt Issued by the U.S. Treasury Department
All Maturities	100%	100%	99%	99%

Moody's Valuation Percentage means, with respect to a Valuation Date and each instrument in the above table (i) so long as the Moody’s Threshold for such Valuation Date is zero and either (A) a Moody's Ratings Event is not continuing or (B) a Moody’s Ratings Event is continuing but less than 30 Local Business Days have elapsed since such Moody's Ratings Event first occurred, the corresponding percentage for such instrument in the column headed "Moody's Collateralization Event" or (ii) so long as (A) a Moody's Ratings Event has occurred and is continuing and (B) at least 30 Local Business Days have elapsed since such Moody's Ratings Event first occurred, the corresponding percentage in the column headed "Moody's Ratings Event."

(iii) Other Eligible Support. None.

(iv) Thresholds.

(A)	"Independent Amount" means with respect to Party A: Not applicable.

"Independent Amount" means with respect to Party B: Not applicable.

(B) “Moody’s Threshold” means, with respect to Party A and any Valuation Date, if

(I) a Moody's Collateralization Event has occurred and is continuing and such Collateralization Event has been continuing for at least 30 Local Business Days or since this Annex was executed, zero; otherwise, infinity.
“S&P Threshold” means, with respect to Party A and any Valuation Date, if (i) an S&P Collateralization Event has occurred and is continuing and such Collateralization Event has been continuing for at least 10 Local Business Days or since this Annex was executed, or (ii) if an S&P Ratings Event has occurred and is continuing and such S&P Ratings Event has been continuing for at least 10 Local Business Days or since this Annex was executed, zero; otherwise, infinity.

(C)    Reserved.

(D)    Reserved.

(E)    "Minimum Transfer Amount" means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Outstanding Principal Balance of the Certificates rated by S&P ceases to be more than USD 50,000,000, the "Minimum Transfer Amount" shall be USD 50,000.

(F)	Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 1,000.

(c)    Valuation and Timing.

(i)    "Valuation Agent" means Party A. Calculations by Party A will be made by reference to commonly accepted market sources.

(ii)    "Valuation Date" means,

(A)	If the Moody's Threshold is zero (regardless of the value of the S&P Threshold), each Local Business Day; and

(B)	Subject to paragraph A above, if the S&P Threshold is zero, the last Local Business Day of each calendar week.

(iii)
"Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)   "Notification Time" means 4:00 p.m., London time, on a Local Business Day.

(d)    Conditions Precedent and Secured Party's Rights and Remedies.

No events shall constitute a "Specified Condition."

(e)	Substitution.

(i)	"Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

(ii)
Consent. The Pledgor must obtain the Secured Party's prior consent to any substitution pursuant to Paragraph 4(d) and shall give to the Secured Party not less than two (2) Local Business Days’ notice thereof specifying the items of Posted Credit Support intended for substitution.

(f)	Dispute Resolution.

(i)	"Resolution Time" means 4:00 p.m. London time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)	Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Collateral and Posted Collateral will be calculated as follows:

(A) with respect to any Cash; the amount thereof; and

(B)
with respect to any Eligible Collateral comprising securities; the sum of (a)(x) the last bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or (y) where any such securities are not listed on a national securities exchange, the bid price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date.

(iii)
Alternative. The provisions of Paragraph 5 will apply, provided that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians:

The Supplemental Interest Trust Trustee (as defined in the (PSA) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b). If at any time the Supplemental Interest Trust Trustee does not have a short-term unsecured and unsubordinated debt rating of “A-1” from S&P, the Supplemental Interest Trust Trustee shall, within 60 calendar days of such rating downgrade, be replaced as custodian by an entity with a short-term unsecured and unsubordinated debt rating of “A-1” from S&P.

(ii)
Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B; provided, however, that if Party A delivers Posted Collateral in book-entry form, then Paragraph 6(c)(ii) will apply to Party B and its Custodian, and Party B and its Custodian shall have the rights specified in Paragraph 6(c)(ii).

(h)	Distributions and Interest Amount.

(i)	Interest Rate. The "Interest Rate" will be the annualized rate of return actually achieved on Posted Collateral in the form of Cash during the relevant Interest Period.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on any Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b), provided that such Interest Amount has been received prior thereto.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representation(s).

There are no additional representations by either party.
(j)	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

(i) shall be given to or made at the following addresses:

If to Party A:

Address: One Cabot Square
London E14 4QJ
England

Telephone: 44 20 7888 3083
Facsimile: 44 20 7883 7987
Attention: Collateral Management Unit

If to Party B:

As set forth in Part 4(a) of the Schedule;

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party;

(ii)
shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(k)	Address for Transfers.

Party A: To be notified to Party B by Party A at the time of the request for the Transfer.

Party B: To be notified to Party A by Party B at the time of the request for the Transfer.

(l)	Other Provisions.

(i)	Additional Definitions

As used in this Annex:

"Equivalent Collateral" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

"Local Business Day" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree); and

"transaction-specific hedges" has the meaning given to such term in "Framework for De-linking Hedge Counterparty Risks from Global Structured Finance Cashflow Transactions Moody's Methodology" published by Moody's Investors Service and dated May 25, 2006.
(ii)	Events of Default

Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if a Moody's Ratings Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody's Ratings Event first occurred.
.
(iii)	Return of Fungible Securities

In lieu of returning to the Pledgor pursuant to Paragraphs 3(b), 4(d), 5 and 8(d) any Posted Collateral comprising securities the Secured Party may return Equivalent Collateral.

(iv)	Covenants of the Pledgor

So long as the Agreement is in effect, the Pledgor covenants that it will keep the Posted Collateral free from all security interests or other encumbrances created by the Pledgor, except the security interest created hereunder and any security interests or other encumbrances created by the Secured Party; and will not sell, transfer, assign, deliver or otherwise dispose of, or grant any option with respect to any Posted Collateral or any interest therein, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Posted Collateral or any interest therein, without the prior written consent of the Secured Party.

(v)	No Counterclaim

A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

(vi)	Security and Performance

Eligible Collateral Transferred to the Secured Party constitutes security and performance assurance without which the Secured Party would not otherwise enter into and continue any and all Transactions.

(vii)	Agreement as to Single Secured Party and Pledgor

Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b), Paragraph 2 or the definitions in Paragraph 12, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

(viii)  Expenses.

Notwithstanding Paragraph 10(a), the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer costs involved in the Transfer of Eligible Collateral from the Pledgor to the Secured Party (or any agent or custodian for safekeeping of the Secured Party) or from the Secured Party (or any agent or custodian for safekeeping of the Secured Party ) to the Pledgor pursuant to paragraph 4(d).

Credit Suisse International
Wells Fargo Bank, N.A., not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of HSI Asset Securitization Corporation Trust 2007-WF1

By:/s/ Kamel Ouchikh Name: Kamel Ouchikh Title: Authorized Signatory	By:/s/ Martin Reed Name: Martin Reed Title: Vice President
By:/s/ Marisa Scauzillo Name: Marisa Scauzillo Title: Authorized Signatory

EXHIBIT A

FIRST TRIGGER COLLATERAL AMOUNT APPLICABLE PERCENTAGES

For Transactions that are swaps, caps, floors and transaction-specific hedges:

Weighted Average Life of Hedge in Years	Single Currency Hedges		Currency Hedges
	Valuation Dates:
	Daily	Weekly	Daily	Weekly
1 year or less	0.15%	0.25%	1.10%	2.20%
2 years or less but more than 1 year	0.30%	0.50%	1.20%	2.40%
3 years or less but more than 2 years	0.40%	0.70%	1.30%	2.60%
4 years or less but more than 3 years	0.60%	1.00%	1.40%	2.80%
5 years or less but more than 4 years	0.70%	1.20%	1.50%	2.90%
6 years or less but more than 5 years	0.80%	1.40%	1.60%	3.10%
7 years or less but more than 6 years	1.00%	1.60%	1.60%	3.30%
8 years or less but more than 7 years	1.10%	1.80%	1.70%	3.40%
9 years or less but more than 8 years	1.20%	2.00%	1.80%	3.60%
10 years or less but more than 9 years	1.30%	2.20%	1.90%	3.80%
11 years or less but more than 10 years	1.40%	2.30%	1.90%	3.90%
12 years or less but more than 11 years	1.50%	2.50%	2.00%	4.00%
13 years or less but more than 12 years	1.60%	2.70%	2.10%	4.10%
14 years or less but more than 13 years	1.70%	2.80%	2.10%	4.30%
15 years or less but more than 14 years	1.80%	3.00%	2.20%	4.40%
16 years or less but more than 15 years	1.90%	3.20%	2.30%	4.50%
17 years or less but more than 16 years	2.00%	3.30%	2.30%	4.60%
18 years or less but more than 17 years	2.00%	3.50%	2.40%	4.80%
19 years or less but more than 18 years	2.00%	3.60%	2.40%	4.90%
20 years or less but more than 19 years	2.00%	3.70%	2.50%	5.00%
21 years or less but more than 20 years	2.00%	3.90%	2.50%	5.00%
22 years or less but more than 21 years	2.00%	4.00%	2.50%	5.00%
23 years or less but more than 22 years	2.00%	4.00%	2.50%	5.00%

Registered Office as above
Registered with unlimited liability in England under No. 2500199
Authorized and regulated by The Financial Services Authority
VAT No: GB 447 0737 41

Weighted Average Life of Hedge in Years	Single Currency Hedges		Currency Hedges
	Valuation Dates:
	Daily	Weekly	Daily	Weekly
24 years or less but more than 23 years	2.00%	4.00%	2.50%	5.00%
25 years or less but more than 24 years	2.00%	4.00%	2.50%	5.00%
26 years or less but more than 25 years	2.00%	4.00%	2.50%	5.00%
27 years or less but more than 26 years	2.00%	4.00%	2.50%	5.00%
28 years or less but more than 27 years	2.00%	4.00%	2.50%	5.00%
29 years or less but more than 28 years	2.00%	4.00%	2.50%	5.00%
More than 29 years	2.00%	4.00%	2.50%	5.00%

EXHIBIT B

SECOND TRIGGER COLLATERAL AMOUNT APPLICABLE PERCENTAGES

For Transactions that are swaps (excludes caps, floors and transaction-specific hedges):

Weighted Average Life of Hedge in Years	Single Currency Swaps		Currency Swaps
	Valuation Dates:
	Daily	Weekly	Daily	Weekly
1 year or less	0.50%	0.60%	6.10%	7.25%
2 years or less but more than 1 year	1.00%	1.20%	6.30%	7.50%
3 years or less but more than 2 years	1.50%	1.70%	6.40%	7.70%
4 years or less but more than 3 years	1.90%	2.30%	6.60%	8.00%
5 years or less but more than 4 years	2.40%	2.80%	6.70%	8.20%
6 years or less but more than 5 years	2.80%	3.30%	6.80%	8.40%
7 years or less but more than 6 years	3.20%	3.80%	7.00%	8.60%
8 years or less but more than 7 years	3.60%	4.30%	7.10%	8.80%
9 years or less but more than 8 years	4.00%	4.80%	7.20%	9.00%
10 years or less but more than 9 years	4.40%	5.30%	7.30%	9.20%
11 years or less but more than 10 years	4.70%	5.60%	7.40%	9.30%
12 years or less but more than 11 years	5.00%	6.00%	7.50%	9.50%
13 years or less but more than 12 years	5.40%	6.40%	7.60%	9.70%
14 years or less but more than 13 years	5.70%	6.80%	7.70%	9.80%
15 years or less but more than 14 years	6.00%	7.20%	7.80%	10.00%

Weighted Average Life of Hedge in Years	Single Currency Swaps		Currency Swaps
	Valuation Dates:
	Daily	Weekly	Daily	Weekly
16 years or less but more than 15 years	6.30%	7.60%	7.90%	10.00%
17 years or less but more than 16 years	6.60%	7.90%	8.00%	10.00%
18 years or less but more than 17 years	6.90%	8.30%	8.10%	10.00%
19 years or less but more than 18 years	7.20%	8.60%	8.20%	10.00%
20 years or less but more than 19 years	7.50%	9.00%	8.20%	10.00%
21 years or less but more than 20 years	7.80%	9.00%	8.30%	10.00%
22 years or less but more than 21 years	8.00%	9.00%	8.40%	10.00%
23 years or less but more than 22 years	8.00%	9.00%	8.50%	10.00%
24 years or less but more than 23 years	8.00%	9.00%	8.60%	10.00%
25 years or less but more than 24 years	8.00%	9.00%	8.60%	10.00%
26 years or less but more than 25 years	8.00%	9.00%	8.70%	10.00%
27 years or less but more than 26 years	8.00%	9.00%	8.80%	10.00%
28 years or less but more than 27 years	8.00%	9.00%	8.80%	10.00%
29 years or less but more than 28 years	8.00%	9.00%	8.90%	10.00%
More than 29 years	8.00%	9.00%	9.00%	10.00%

For Transactions that are caps, floors, swaptions and transaction-specific hedges:

Weighted Average Life of Hedge in Years	Single Currency Hedges		Currency Hedges
	Valuation Dates:
	Daily	Weekly	Daily	Weekly
1 year or less	0.65%	0.75%	6.30%	7.40%
1 year or less	0.65%	0.75%	6.30%	7.40%
2 years or less but more than 1 year	1.30%	1.50%	6.60%	7.80%
3 years or less but more than 2 years	1.90%	2.20%	6.90%	8.20%
4 years or less but more than 3 years	2.50%	2.90%	7.10%	8.50%
5 years or less but more than 4 years	3.10%	3.60%	7.40%	8.90%
6 years or less but more than 5 years	3.60%	4.20%	7.70%	9.20%
7 years or less but more than 6 years	4.20%	4.80%	7.90%	9.60%

Weighted Average Life of Hedge in Years	Single Currency Hedges		Currency Hedges
	Valuation Dates:
	Daily	Weekly	Daily	Weekly
8 years or less but more than 7 years	4.70%	5.40%	8.20%	9.90%
9 years or less but more than 8 years	5.20%	6.00%	8.40%	10.20%
10 years or less but more than 9 years	5.70%	6.60%	8.60%	10.50%
11 years or less but more than 10 years	6.10%	7.00%	8.80%	10.70%
12 years or less but more than 11 years	6.50%	7.50%	9.00%	11.00%
13 years or less but more than 12 years	7.00%	8.00%	9.20%	11.30%
14 years or less but more than 13 years	7.40%	8.50%	9.40%	11.50%
15 years or less but more than 14 years	7.80%	9.00%	9.60%	11.80%
16 years or less but more than 15 years	8.20%	9.50%	9.80%	12.00%
17 years or less but more than 16 years	8.60%	9.90%	10.00%	12.00%
18 years or less but more than 17 years	9.00%	10.40%	10.10%	12.00%
19 years or less but more than 18 years	9.40%	10.80%	10.30%	12.00%
20 years or less but more than 19 years	9.70%	11.00%	10.50%	12.00%
21 years or less but more than 20 years	10.00%	11.00%	10.70%	12.00%
22 years or less but more than 21 years	10.00%	11.00%	10.80%	12.00%
23 years or less but more than 22 years	10.00%	11.00%	11.00%	12.00%
24 years or less but more than 23 years	10.00%	11.00%	11.00%	12.00%
25 years or less but more than 24 years	10.00%	11.00%	11.00%	12.00%
26 years or less but more than 25 years	10.00%	11.00%	11.00%	12.00%
27 years or less but more than 26 years	10.00%	11.00%	11.00%	12.00%
28 years or less but more than 27 years	10.00%	11.00%	11.00%	12.00%
29 years or less but more than 28 years	10.00%	11.00%	11.00%	12.00%
More than 29 years	10.00%	11.00%	11.00%	12.00%